UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): JUNE 29, 2007

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a) Natural Alternatives International, Inc., a Delaware corporation (“NAI”), entered into a consulting agreement with Dr. John A. Wise effective as of July 1, 2007 (“Consulting Agreement”). Dr. Wise had been NAI’s Chief Scientific Officer until his retirement on June 30, 2007. Under the terms of the Consulting Agreement, Dr. Wise will receive a monthly consulting fee of $10,000 and reimbursement of any expenses incurred by him in connection with services provided under the Consulting Agreement. He also will be entitled to certain group health insurance benefits during the term of the Consulting Agreement. The Consulting Agreement terminates on December 31, 2009, unless sooner terminated by NAI or Dr. Wise. As part of the Consulting Agreement, Dr. Wise agreed to release NAI from all possible claims between Dr. Wise and NAI arising out of his relationship with NAI prior to July 1, 2007, and he will remain subject to certain confidentiality provisions pertaining to NAI’s proprietary information.

(b) NAI has agreed to repurchase 100,000 shares, in the aggregate, of its common stock held by its Chairman and Chief Executive Officer, Mark LeDoux, his wife, and their family limited partnership and related children’s trust (together, the “LeDouxs”). The repurchase was approved by the independent members of NAI’s Board of Directors at their regularly scheduled meeting on June 29, 2007. The Board’s approval was conditioned on a purchase price of $6.489 per share, which price represents a 10% discount from the closing price on June 29, 2007.

Item 1.02	Termination of a Material Definitive Agreement.

As of June 30, 2007, in connection with Dr. Wise’s retirement and entry into the Consulting Agreement, the employment agreement dated as of January 30, 2004, by and between NAI and Dr. Wise was terminated. A copy of the employment agreement was previously filed as Exhibit 10.7 of NAI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the United States Securities and Exchange Commission on September 14, 2004.

In addition, Dr. Wise has vested options to purchase 130,000 shares of NAI’s common stock, 70,000 of which will expire on September 30, 2007 as a result of his change in status from an employee to a consultant, and 60,000 of which will expire on the earlier of January 29, 2009, or 12 months from the date of termination of the Consulting Agreement, if Dr. Wise elects not to exercise such options within such time periods.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed under Items 1.01 and 1.02 above, effective as of June 30, 2007, Dr. John A. Wise retired as NAI’s Chief Scientific Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2007, NAI’s Board of Directors approved an amendment to Article VI of NAI’s Bylaws to clarify NAI’s ability to issue and transfer uncertificated shares of its stock.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On July 6, 2007, NAI issued a press release announcing the retirement of Dr. Wise, the entry into the Consulting Agreement, and the agreement to repurchase the LeDouxs’ shares. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3(ii) Amendment to the Bylaws of NAI effective as of June 29, 2007.
99.1 Press release dated July 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: July 6, 2007	By:	/s/ John Reaves
John Reaves
Chief Financial Officer